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                               Diamond Hill
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                               Investments


FOR IMMEDIATE RELEASE:
					 Investor Contact:
					 James F. Laird-Chief Financial Officer
					 614-255-3353 (jlaird@diamond-hill.com)

					 Media Contact:
					 Susan Stuart-Director Client Relations
					 & Communications
					 614-255-3348 (sstuart@diamond-hill.com)


DIAMOND HILL INVESTMENTS NAMES LISA WESOLEK MANAGING DIRECTOR
AND HEAD OF DISTRIBUTION


Columbus, Ohio - June 25, 2012 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) announced that Lisa Wesolek has joined the firm as Managing Director and Head of Distribution. Ms. Wesolek will be responsible for the firm's distribution strategy including business development, sales support and marketing. Prior to joining Diamond Hill, she held senior roles at various institutions including JPMorgan Asset Management and Wells Fargo Funds Management Group.

"Our business continues to grow as investors find value in our long-term, intrinsic value investment philosophy and process," said Ric Dillon, CEO. "Lisa's experience in distribution and marketing will provide additional depth and leadership to our client communications and servicing."



About Diamond Hill:
Diamond Hill Capital Management, Inc. is an independent investment management firm with significant employee ownership and $9.0 billion in assets under management as of May 31, 2012. The firm provides investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds. Diamond Hill's entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and the firm's interests are firmly aligned with its clients through significant investment in its strategies. For more information on Diamond Hill, visit www.diamond-hill.com.

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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363